Exhibit 10.10
WAIVER
          THIS WAIVER (the “Waiver”) is entered into as of January _, 2007 by and among OPTION ONE OWNER TRUST 2003-4 (the “Issuer”), OPTION ONE MORTGAGE CORPORATION (“OQMC”) and OPTION ONE MORTGAGE CAPITAL CORPORATION (“OOMCC,”) and together with OOMC in its capacity as loan originator in such capacity, the “Loan Originator”), OOMC as servicer (in such capacity, the “Servicer”), OPTION ONE LOAN WAREHOUSE CORPORATION (the “Depositor,” and together with OOMC and OOMCC, the “ Entities”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”) and the MAJORITY NOTEHOLDERS party hereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale and Servicing Agreement referred to below.
PRELIMINARY STATEMENTS
          A. The Issuer, OOMC, OOMCC the Depositor and the Indenture Trustee are parties to that certain Amended and Restated Sale and Servicing Agreement dated as of August 5, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”) and the Basic Documents as defined therein.
          B. Pursuant to Section 7.02(e) of the Sale and Servicing Agreement, entitled “Financial Covenants,” OOMC is required to maintain a minimum “Net Income” (defined and determined in accordance with GAAP) of at least $1 based on the total of the current quarter combined with the previous three quarters (the “Minimum Income Covenant”). Pursuant to the Basic Documents, OOMC periodically represents and warrants its compliance with the Minimum Income Covenant. In addition, under the Basic Documents, a failure by OOMC to satisfy the Minimum Income Covenant, if not waived, could be or become a Default, Event of Default or Servicing Event of Default, as those terms are used in the Basic Documents, or could result in a termination of the Revolving Period.
          C. OOMC now believes that the Minimum Income Covenant will not be satisfied as of January 31, 2007. The Issuer has requested that the Majority Noteholders temporarily waive the Minimum Income Covenant, and, subject to the terms hereof, the Majority Noteholders have agreed to temporarily waive the Minimum Income Covenant on and subject to the terms and conditions hereinafter set forth.
          D. The parties have also agreed to modify the circumstances in which an Overcollateralization Shortfall is deemed not to exist, as defined in the Pricing Side Letter identified in the Sale and Servicing Agreement, as provided hereinbelow.
          NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Accuracy of Preliminary Statements. The OO Entities agree and represent that the foregoing Preliminary Statements are true and correct in all respects.

     2. (a) Temporary Waiver of the Minimum Income Covenant. Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Majority Noteholders hereby agree to waive, until April 27, 2007 only, the Minimum Income Covenant.
          (b) Modification of Overcollateralization Shortfall Provisions. Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 3 below,
     (i) The definition of the term “Overcollateralization Shortfall,” as set forth in the Pricing Side Letter, shall be applied as if the text of clause (i) in the proviso were written as follows: “(i) if such Business Day is not a Payment Date, an Overcollateralization Shortfall shall not occur if the Note Principal Balance exceeds the Collateral Value on such Business Day by an amount less than or equal to $250,000.”
     (ii) Section 5.06(a)(iv) of the Sale and Servicing Agreement is amended to delete such provision in its entirety and to substitute the following new provision therefor:
     “(iv) If on any Business Day there exists an Overcollateralization Shortfall, the Loan Originator shall on such Business Day deposit into the Transfer Obligation Account the full amount of the Overcollateralization Shortfall as of such date; and”
     (iii) Section 5.05(f) of the Sale and Servicing Agreement is amended to delete such provision in its entirety and to substitute the following new provision therefor:
     “(f) If on any Business Day there exists an Overcollateralization Shortfall, the Paying Agent shall withdraw from the Transfer Obligation Account and deposit into the Distribution Account on such Business Day the lesser of (x) the amount then on deposit in the Transfer Obligation Account and (y) the amount of such Overcollateralization Shortfall as of such date.”
     (iv) Section 5.01(c) of the Sale and Servicing Agreement is amended to add the following new clause (5):
     “(5) Withdrawals From Distribution Account — Dates Other Than Payment Dates. On each date on which a deposit is required to be made in the Distribution Account in accordance with the terms of Section 5.05(f) hereof, the Paying Agent shall make a withdrawal therefrom of such deposit and distribute such deposit to the holders of the Notes pro rata for application to the related Overcollateralization Shortfall.”
     (v) The definition of the term “Event of Default,” as set forth in the Sale and Servicing Agreement, shall be amended to add the following new sentence thereto:

     “In addition, any of the following shall constitute an ‘Event of Default’ hereunder: (i) the failure on any Business Day of a deposit to be made to the Transfer Obligation Account under Section 5.06(a)(iv), (ii) the failure on any Business Day of a deposit to be made to the Distribution Account under Section 5.05(f) or (iii) the failure on any Business Day of a withdrawal and application to be made under Section 5.01(c)(5), in each case in the full amount of the Overcollateralization Shortfall existing on such Business Day.”
     (c) Waiver of Payment Delay. Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Majority Noteholders hereby agree to waive the failure to timely and accurately report, or to timely and fully make any payment or distribution in respect of, any Overcollateralization Shortfall at any time prior to the date hereof.
     3. Condition Precedent. This Waiver shall become effective and be deemed effective as of the date first above written upon (i) receipt by OOMC of an executed counterpart of this Waiver from each of the Issuer, the Depositor, the Majority Noteholders and the Indenture Trustee and (ii) receipt by the Majority Noteholders of confirmation from OOMC that each Note Purchaser, Purchaser, Initial Noteholder Agent or Note Agent, as applicable, in connection with each of the Trusts listed on Schedule I hereto, has executed a waiver in substantially similar form as this Waiver, regarding the failure by OOMC to satisfy the Minimum Income Covenant at any time prior to April 27, 2007.
     4. Condition to Continuing Effectiveness. Section 2(a) of this Waiver shall continue to be effective until April 27, 2007 only so long as no Event of Default (other than the Minimum Income Covenant) has occurred. Upon the occurrence of any Event of Default other than the Minimum Income Covenant, Section 2(a) of this Waiver shall immediately cease to be effective. In all other respects, the terms and conditions hereof shall continue in full force and effect until the Basic Documents shall terminate in accordance with their respective terms.
     5. Covenants, Representations and Warranties of the Issuer, OOMC, OOMCC and the Depositor.
     (a) Upon the effectiveness of this Waiver, each of the Issuer, OOMC (in its capacities as Servicer and Loan Originator), OOMCC and the Depositor hereby reaffirms all covenants, representations and warranties made by the Issuer, OOMC, OOMCC and the Depositor, as applicable, in the Sale and Servicing Agreement, to the extent the same are not modified hereby and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Waiver.
     (b) Each of the Issuer, OOMC, OOMCC and the Depositor hereby represents and warrants that this Waiver constitutes the legal, valid and binding obligation of the Issuer, OOMC, OOMCC and the Depositor, as applicable, enforceable against the Issuer, OOMC, OOMCC and the Depositor, as applicable, in accordance with its terms. The execution, delivery and performance by the Issuer, OOMC, OOMCC and the Depositor of this Waiver: (i) are within the Issuer’s, OOMC’s, OOMCC’s and the Depositor’s power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Issuer’s, OOMC’s, OOMCC’s or the Depositor’s certificate of incorporation, bylaws or other organizational documents; (iv) will not violate any law applicable to the Issuer, OOMC, OOMCC or the Depositor, as applicable; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Issuer, OOMC, OOMCC or the Depositor is a party or by which the Issuer, OOMC, OOMCC or the Depositor or any of their respective property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Issuer, OOMC, OOMCC or the Depositor, as applicable; and (vii) do not require the consent or approval of any governmental authority or any other Person, except those which were duly obtained, made or complied with prior to the date of this Waiver.
          6. Reference to and Effect on the Sale and Servicing Agreement.
          (a) Upon the effectiveness of this Waiver, each reference in the Sale and Servicing Agreement and in each of the other Basic Documents to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Sale and Servicing Agreement or such other Basic Documents as modified hereby, and each reference to the Sale and Servicing Agreement or such other Basic Document in any other document, instrument or agreement executed and/or delivered in connection with the Sale and Servicing Agreement shall mean and be a reference to the Sale and Servicing Agreement or such other Basic Document as modified hereby.
          (b) Except as specifically modified hereby, the Sale and Servicing Agreement, each of the other Basic Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
          (c) Except as expressly provided in Section 2 hereof, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Majority Noteholders under the Sale and Servicing Agreement or any of the other Basic Documents, nor constitute a waiver of, amendment of, consent to or other modification of any other term, provision, Event of Default, or of any term or provision of any other Basic Document, or of any transaction or further or future action of the Issuer which would require the consent of the Majority Noteholders under the Sale and Servicing Agreement. Without limiting the generality of the foregoing, the execution, delivery and effectiveness of this Waiver shall not entitle the Issuer to a waiver of any existing or hereafter arising Event of Default (other than, prior to April 27, 2007, the Minimum Income Covenant), nor shall the Majority Noteholders’ execution and delivery of this Waiver establish a course of dealing between the Majority Noteholders and the Servicer or the Issuer or in any other way obligate the Majority Noteholders to hereafter provide any waiver or extension to the Servicer or the Issuer for the payment or performance by the Servicer or the Issuer of its obligations under the Sale and Servicing Agreement and the Basic Documents prior to the enforcement by the Majority Noteholders of any of their respective rights and remedies under the Sale and Servicing Agreement and the other Basic Documents.

          7. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
          8. Execution in Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
          9. Headings. Section headings in this Waiver are included herein for convenience or reference only and shall not constitute a part of this Waiver for any other purpose.
          10. Liability. It is expressly understood and agreed by the parties that (a) this Waiver is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding the Issuer with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer hereunder or under any other related documents.
          11. Direction of Majority Noteholders. By their signature(s) below, the Majority Noteholders hereby authorize and direct the Indenture Trustee to sign this Waiver.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereto duly authorized as of the date first written above.

OPTION ONE OWNER TRUST 2003-4, as Issuer		OPTION ONE LOAN WAREHOUSE CORPORATION, as Depositor

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Mary Kay Pupillo	By:	/s/ Philip Laren
Name: Mary Kay Pupillo		Name: Philip Laren
Title: Assistant Vice President		Title: Vice President

OPTION ONE MORTGAGE CORPORATION, as Loan Originator and as Servicer		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Philip Laren	By:	/s/ Joshan Kelly
Name: Philip Laren		Name: Joshan Kelly
Title: Senior Vice President		Title: Vice President

OPTION ONE MORTGAGE CAPITAL CORPORATION, as Loan Originator

By:	/s/ Philip Laren
Name: Philip Laren
Title: Vice President

THE MAJORITY NOTEHOLDERS:

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as a Note Agent		FALCON ASSET SECURITIZATION COMPANY LLC, as Conduit Purchaser By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ John K. Svolos	By:	/s/ John K. Svolos

Name: John K. Svolos		Name: John K. Svolos
Title: Vice President		Title: Vice President

PARK AVENUE RECEIVABLES COMPANY LLC, as Conduit Purchaser By: JPMorgan Chase Bank, N.A., its attorney-in-fact		JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Committed Purchaser

By:	/s/ John K. Svolos	By:	/s/ John K. Svolos

Name: John K. Svolos		Name: John K. Svolos
Title: Vice President		Title: Vice President

SCHEDULE I
List of Owner Trusts
Option One Owner Trust 2001-1A
Option One Owner Trust 2001-2
Option One Owner Trust 2002-3
Option One Owner Trust 2003-5
Option One Owner Trust 2005-6
Option One Owner Trust 2005-7
Option One Owner Trust 2005-8
Option One Owner Trust 2005-9